     As filed with the Securities and Exchange Commission on July 31, 1996
                                                       Registration No. 33-90418

- -===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      INPHYNET MEDICAL MANAGEMENT INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                      Delaware                          65-0501896
      ---------------------------------------  ---------------------------
           (State or other jurisdiction              (I.R.S. Employer
        of incorporation or organization)         Identification Number)


                          1200 South Pine Island Road
                   Suite 600, Fort Lauderdale, Florida  33324
                   ------------------------------------------
                         (Address, including zip code,
                        of principal executive offices)

         1994 STOCK INCENTIVE PLAN OF INPHYNET MEDICAL MANAGEMENT INC.
                          (AS AMENDED ON MAY 16, 1996)
         -------------------------------------------------------------
                            (Full title of the plan)

                             David C. Peck, Esquire
                       Vice President and General Counsel
                        Inphynet Medical Management Inc.
                     1200 South Pine Island Road, Suite 600
                         Fort Lauderdale, Florida 33324
                                 (954) 475-1300
                    -----------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------------------
                                            Proposed maximum      Proposed maximum
Title of securities   Amount to be          offering price per    aggregate offering    Amount of
to be registered      registered(1)         share (2)             price (2)             registration fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share   1,000,000             $12.75                $12,750,000           $4,396.55

- -------------------------------

   (1) This Registration Statement covers 1,000,000 shares authorized to be sold under the 1994 Stock Incentive Plan of Inphynet Medical Management Inc. (the "Plan").

   (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the Securities and Exchange Commission (the "Commission") by Inphynet Medical Management Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to the Exchange Act;

           (c) The Company's Registration Statement on Form S-8 (Registration No. 33-90418), filed on March 17, 1995 pursuant to the Securities Act; and

           (d) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), contained in Amendment No. 3 to the Company's Registration Statement on Form S-3 filed on October 27, 1995, under the heading "Description of Capital Stock," incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 24336) filed on June 10, 1994, pursuant to the Exchange Act.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of Common Stock offered hereby is being passed upon for the Company by David C. Peck, who is an officer and General Counsel of the Company. As of the date of this Registration Statement, Mr. Peck beneficially owns 10,000 shares by virtue of vested options and has unvested options to purchase 24,000 shares of Common Stock.

Item 8. EXHIBITS

Exhibit No.

        4.1*    Specimen Certificate for shares of the Common Stock.

        4.2**   Certificate of Incorporation of the Company.

        4.3**   By-Laws of the Company.

        5 Opinion of the General Counsel of the Company as to the validity of the Common Stock to be issued.

        10.1 1994 Stock Incentive Plan of Inphynet Medical Management Inc. (As amended on May 16, 1996).

        23.1*** Consent of Ernst & Young LLP.

        23.2    Consent of the General Counsel of the Company (contained in
                Exhibit 5).

* Incorporated by reference to the Registrant's Registration Statement on Form S-3 (No. 33-97596)
** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-80106)
*** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 31st day of July, 1996.

                             INPHYNET MEDICAL MANAGEMENT INC.



                             By:  /s/ Clifford Findeiss
                                -----------------------------------------
                                        Clifford Findeiss,
                                        President and
                                        Chief Executive Officer,
                                        Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                                    Title                              Date
         ---------                                                    -----                              ----
/s/ Clifford Findeiss                             Chairman of the Board, President and Chief
- ---------------------------------------------     Executive Officer                                   July 31, 1996
Clifford Findeiss

/s/ Erie D. Chapman, III
- ---------------------------------------------     Senior Executive Vice President and Director        July 31, 1996
Erie D. Chapman, III

/s/ George W. McCleary, Jr.                       Executive Vice President, Chief Financial
- ---------------------------------------------     Officer, Secretary and Director                     July 31, 1996
George W. McCleary, Jr.

/s/ Mary Ann Blanford
- ---------------------------------------------     Vice President and Chief Accounting Officer         July 31, 1996
Mary Ann Blanford

/s/ Martin Arostegui
- ---------------------------------------------     Senior Vice President and Director                  July 31, 1996
Martin Arostegui

/s/ Jere D. Creed
- ---------------------------------------------     Senior Vice President and Director                  July 31, 1996
Jere D. Creed

/s/ Marta Prado
- ---------------------------------------------     Senior Vice President and Director                  July 31, 1996
Marta Prado

/s/ Neil J. Principe
- ---------------------------------------------     Senior Vice President and Director                  July 31, 1996
Neil J. Principe

/s/ Victor J. Weinstein
- ---------------------------------------------     Senior Vice President, Treasurer and Director       July 31, 1996
Victor J. Weinstein

/s/ Stanley Margulies
- ---------------------------------------------     Vice President and Director                         July 31, 1996
Stanley Margulies

/s/ Joseph J. Badal
- ---------------------------------------------     Director                                            July 31, 1996
Joseph J. Badal

/s/ Thomas E. Dewey, Jr.
- ---------------------------------------------     Director                                            July 31, 1996
Thomas E. Dewey, Jr.

/s/ Naresh Nagpal
- ---------------------------------------------     Director                                            July 31, 1996
Naresh Nagpal

/s/ Donald C. Wegmiller
- ---------------------------------------------     Director                                            July 31, 1996
Donald C. Wegmiller





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